UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2015

ACE LIMITED

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Baerengasse 32

CH-8001 Zurich, Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 12, 2015, William Investment Holdings Corporation (“Merger Sub”), a wholly owned subsidiary of ACE Limited (“ACE”), The Chubb Corporation (“Chubb”), the Chubb board of directors and the plaintiffs in ten putative class actions challenging the merger of Chubb and Merger Sub entered into a memorandum of understanding (the “MOU”) regarding the settlement of such litigation.

The lawsuits were filed in the New Jersey Superior Court, Somerset County, Chancery Division and are captioned: The Sadie Nauy Charitable Found. v. The Chubb Corp., et al., C-012040-15 (filed July 10, 2015); Anne Cutler v. John D. Finnegan, et al., C-012041-15 (filed July 10, 2015); Sidney Weiman v. The Chubb Corp., et al., C-012043-15 (filed July 14, 2015); Renee Sayegh v. The Chubb Corp., et al., C-012045-15 (filed July 10, 2015); Judy Mesirov v. The Chubb Corp., et al., C-012046-15 (filed July 20, 2015); Shiva Stein v. The Chubb Corp., et al., C-012047-15 (filed July 21, 2015); Vladimir Gusinsky Living Trust v. The Chubb Corp., et al., C-012048-15 (filed July 22, 2015); Jane Schwartzman v. Zoe Baird Budinger, et al., C-012049-15 (filed July 20, 2015); Saunders v. The Chubb Corp., et al., C-012050-15 (filed July 23, 2015); and Polatsch v. The Chubb Corp., et al., C-012051-15 (filed July 23, 2015). The complaints allege, among other things, that the Chubb board of directors breached its fiduciary duties by agreeing to sell Chubb through an unfair and inadequate process and by failing to maximize the value of Chubb. Several of the complaints also allege that Chubb, ACE and/or Merger Sub have aided and abetted these breaches of fiduciary duties. The amended complaints filed in the Mesirov, Weiman and Schwartzman actions added, among other things, allegations that the Registration Statement on Form S-4 filed by ACE on August 3, 2015 contained material misstatements and omissions.

The MOU contemplates, among other things, that Chubb would make certain supplemental disclosures relating to the merger, all of which have been set forth by Chubb in a Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2015. Although the defendants deny the allegations made by the plaintiffs and believe that no supplemental disclosure is required under the applicable laws, in order to avoid the burden and expense of further litigation, Chubb agreed to make certain supplemental disclosures pursuant to the terms of the MOU.

The settlement contemplated by the MOU is subject to confirmatory discovery and customary conditions, including court approval following notice to Chubb’s shareholders. A hearing will be scheduled at which the New Jersey Superior Court will consider the fairness, reasonableness and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims under New Jersey law by shareholders of Chubb challenging any aspect of the proposed merger of Chubb and Merger Sub, the merger agreement governing the merger, and any disclosure made in connection therewith, pursuant to terms that will be disclosed to shareholders prior to final approval of the settlement. There can be no assurance that the court will approve the settlement contemplated by the MOU. If the court does not approve the settlement, or if the settlement is otherwise disallowed, the proposed settlement as contemplated by the MOU may be terminated.

Additional Information and Where to Find It

This Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This Report on Form 8-K may be deemed to be solicitation material in respect of the proposed transaction between ACE and Chubb. In connection with the proposed transaction, ACE has filed a registration statement on Form S-4, containing a joint proxy statement/prospectus with the SEC. The final joint proxy statement/prospectus has been delivered to the shareholders of ACE and Chubb. This Report on Form 8-K is not a substitute for the registration statement, definitive joint proxy statement/prospectus or any other documents that ACE or Chubb may file with the SEC or send to shareholders in connection with the proposed transaction. SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Shareholders may obtain copies of the joint proxy statement/prospectus and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by ACE will be made available free of charge on ACE’s website at www.acegroup.com. Copies of documents filed with the SEC by Chubb will be made available free of charge on Chubb’s website at www.chubb.com.

Participants in Solicitation

ACE, Chubb and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of ACE is set forth in the proxy statement for ACE’s 2015 Annual General Meeting, which was filed with the SEC on April 8, 2015, and ACE’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015. Information about the directors and executive officers of Chubb is set forth in the proxy statement for Chubb’s 2015 Annual Meeting of Shareholders, which was filed with the SEC on March 13, 2015, and Chubb’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus contained in the registration statement on Form S-4, which has been filed with the SEC, and other relevant materials filed with the SEC. You may obtain free copies of these documents as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE LIMITED
(Registrant)

By:	/s/ Joseph F. Wayland
Joseph F. Wayland
Executive Vice President, General Counsel and Secretary

Date: October 13, 2015